Aston Funds

EXHIBIT TO ITEM 77I
Terms of New or Amended Securities

Aston/Smart Allocation ETF Fund - Class N
The Aston/Smart Allocation ETF Fund has issued Class N shares of beneficial interest. Each share of the Class N shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.
A description of Class N shares of the Aston/Smart
Allocation ETF Fund is incorporated by reference to the Post-Effective Amendment No. 92 to the Registration
Statement as filed with the SEC via EDGAR on January 4, 2008 (Accession No. 0000950137-08-000107).

Aston/MB Enhanced Equity Income Fund - Class N
The Aston/MB Enhanced Equity Income Fund has issued Class N shares of beneficial interest. Each share of the Class N shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.
A description of Class N shares of the Aston/MB Enhanced
Equity Income Fund is incorporated by reference to the Post-Effective Amendment No. 93 to the Registration
Statement as filed with the SEC via EDGAR on January 9, 2008 (Accession No. 0000950137-08-000180).

Aston/New Century Absolute Return ETF Fund - Class N
The Aston/New Century Absolute Return ETF Fund has issued
Class N shares of beneficial interest. Each share of the Class N shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.
A description of Class N shares of the Aston/New Century
Absolute Return ETF Fund is incorporated by reference to the Post-Effective Amendment No. 97 to the Registration
Statement as filed with the SEC via EDGAR on February 28, 2008 (Accession No. 0000950137-08-002968).

Aston/Neptune International Fund - Class N
The Aston/Neptune International Fund has issued Class N shares of beneficial interest. Each share of the Class N shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.
A description of Class N shares of the Aston/Neptune
International Fund is incorporated by reference to the Post-Effective Amendment No. 99 to the Registration
Statement as filed with the SEC via EDGAR on June 13, 2008
(Accession No. 0000950137-08-008499).